UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2006

LOGILITY, INC.

(Exact name of registrant as specified in its charter)

Georgia	0-23057	58-2281338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 East Paces Ferry Road, N.E. Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 261-9777

(Former name or former address, if changed since last report) Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Controller and Principal Accounting Officer

Effective February 21, 2006, the Registrant appointed Herman Moncrief, age 33, as its Controller and Principal Accounting Officer. Mr. Moncrief will report to the Chief Financial Officer of the Registrant.

Prior to his appointment, Mr. Moncrief was an Audit Manager with KPMG LLP in Atlanta, Georgia from November 2004 to February 2006. Previous positions included Corporate Controller for InterCept, Inc., a Norcross, Georgia, a provider of information technology solutions for community-based financial institutions, from June 2002 to November 2004, and a Senior Auditor and Staff Auditor for Arthur Andersen, LLP in Atlanta, Georgia from December 1998 to June 2002. Mr. Moncrief received a BS degree from Alabama State University, with a concentration in accounting, in 1997 and is a certified public accountant in Georgia.

Mr. Moncrief has not entered into any employment agreement with the Registrant, and there are no current plans for such an agreement.

Mr. Moncrief has also been appointed, effective February 21, 2006, to serve as Controller and Principal Accounting Officer of American Software, Inc., which owns 89% of the common stock of the Registrant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOGILITY, INC.

Dated: February 23, 2006	By:	/s/ Vincent C. Klinges
	Name:	Vincent C. Klinges
	Title:	Chief Financial Officer

3